EXHIBIT 10.1

                          PROJECT DEVELOPMENT AGREEMENT
                                     BETWEEN
                               NEDAK ETHANOL, LLC
                                       AND
                               DELTA-T CORPORATION

        THIS AGREEMENT is entered into and becomes effective as of the 8th day of March, 2005, by and between Delta-T Corporation, a corporation organized and operating under the laws of the Commonwealth of Virginia, USA located at 323 Alexander Lee Parkway, Williamsburg, Virginia 23185 ("DTC"), and NEDAK Ethanol, LLC, a company organized and operating under the laws of Nebraska located at 118 East State Street, Atkinson, Nebraska 68713 ("Client" or "Owner"), which parties may be referred to individually as a "Party" or jointly as the "Parties."

        WHEREAS, Client is exploring a business concept for the development, construction and operation of a fuel ethanol production facility having the capacity to produce 30 million gallons per year, more or less, at a site to be located in or near Holt County, Nebraska (the "Plant"), and

        WHEREAS, DTC is in the business of developing, designing, and supplying commercial technologies, equipment and plants to perform a wide range of process industry applications including, without limitation, grain processing, alcohol production and refining, evaporation, distillation, dehydration, adsorption, solvent recovery, membrane systems, and waste treatment; and

        WHEREAS, DTC has entered into a strategic alliance with TIC - The Industrial Company, a Delaware corporation, located at 2211 Elk River Road, Steamboat Springs, Colorado 80477 (hereinafter "TIC"), that is in the business of providing construction and certain additional engineering services, for the purpose of providing complete design/build services (references in this Agreement to DTC shall hereinafter also include TIC and such other affiliates and/ or consultants of DTC or TIC as may participate in carrying out DTC's obligations hereunder); and

        WHEREAS, Client wishes to retain D'FC to provide professional advice, business and technical information, design and engineering, project development assistance and related services in order to assist Client in assembling all of the information, permits, agreements and resources necessary for construction of Plant (the "Project"), and DTC is willing to provide such services on the terms and conditions set forth herein, with the provision that DTC is granted the "First Right of Refusal" to design and build the Plant as defined in Section 5.

        WHEREAS, Client recognizes that DTC is foregoing other significant business opportunities in order to perform such services, and that DTC is only willing to enter into this Agreement with the expectations set forth in the preceding paragraph;

        NOW THEREFORE, IN CONSIDERATION of the mutual terms and conditions of this Agreement, Client and DTC agree as follows:

        1A. SCOPE OF SERVICES: Client hereby retains DTC, and DTC hereby agrees to provide, per the terms of this Agreement, the services described hereunder:

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          o    Assist with Plant site evaluations and site selection.
          o Provide preliminary definition of Plant design basis customized for Plant site, including Plant size and major specifications.
          o Perform preliminary analysis of identified Project alternatives and options.
          o Provide preliminary profitability forecasts and sensitivity analyses for key variables for selected Project alternatives.
          o Provide support for organizational and Project development meetings.
          o Provide technical support for environmental permitting engineer (engaged by Owner) to help obtain required permits and approvals.
          o Provide other general information including a DTC opinion of Project feasibility to support the decision-making process for proceeding to the next stage of project development.
          o Assist in the development of strategy and timeline to execute the business concept.
          o Provide a Business Plan for the project in coordination with the Client documenting the economic and technical factors impacting the project, the expected economic outcome based on reasonable assumptions, and the business strategies that will be used to run the business.
          o Provide assistance with obtaining equity and debt financing for the Project.
          o Perform other Project definition activities, as mutually agreed by the Parties in writing.

        1B. CLIENT'S RESPONSIBILITIES: Client shall perform the following tasks to assure development of the Project, and such other tasks as may be required to achieve Project execution:

          o Create a development strategy and timeline as a basis for the Project business concept, to include such typical project activities as securing necessary equity, financing, permits, and government approvals;
          o    Cooperate with DTC to define Project specifications, and define
               Project development roles for all participating parties;
          o    Develop a preliminary financing memorandum, in cooperation with
               DTC, based on the information provided by DTC under Section I A above;
          o Include DTC in all significant communications concerning Project development;
          o If the decision is made to go forward with full Project development, retain an environmental engineering firm to apply for all required environmental permits and approvals.
          o    Make all local arrangements to secure an approved project site.
          o Otherwise cooperate with DTC in development of the Project as mutually agreed between the Parties.
          o Notify DTC promptly of any plan or intent on the part of Client to form, or participate in, or promote a different entity (hereinafter referred to as "Owner"), or alter the Project ownership structure in such a way that Client would not have sufficient control over such Owner to require it to perform the obligations described in this Agreement, and to assist DTC in causing such Owner to become a party to this Agreement, or another similar agreement acceptable to DTC.
          o Perform any other typical "Owner" duties and tasks required to establish and maintain a viable and legal business structure and project development effort.
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2. CONFIDENTIAL INFORMATION: "Confidential Information" shall mean (i) all inventions, whether patentable or not, all processes, designs, know-how. copyrights and any and all other intellectual property of any kind ("Intellectual Property") and other proprietary technical, financial and business information provided by DTC: or TIC, either directly or indirectly or through DTC, which shall be deemed Confidential Information of DTC or TIC, as the case may be, and (ii) all business plans, and other sensitive information about the Project disclosed by Client to DTC during the term of this Agreement, which shall be deemed Confidential Information of Client (except to the extent that it consists of Confidential Information of DTC). All Confidential Information shall be protected by the Parties as provided under this Section. Neither Party shall use any Confidential Information of the oilier except for the purposes contemplated in this Agreement.

Neither Party shall (i) use any Confidential Information of the other except for development of the Project as provided under this Agreement, or (ii) disclose any part of the Confidential information of the other to any person or entity other than its employees who need to have access to such data and who are bound to comply with the confidentiality terms of this Agreement, and as otherwise authorized by the Party providing the Confidential Information. All Intellectual Property included in any reports or drawings or other materials disclosed by DTC and/or TIC to Client under this Agreement, whether developed independently or jointly with Client, shall be solely the property of DTC and/or TIC, as the case may be, DTC and TIC, including such of its affiliates as shall provide Confidential Information to Client under the terms of this Agreement, hereby grant Client a limited license to use all such Intellectual Property solely for Client's internal use in evaluating the Project. In particular but without limitation, under no circumstances may Client disclose any such information to any third party without DTC and: or TIC's express written consent, respectively, nor may Client use the same to assist it in negotiating or entering into an agreement with any third party to perform engineering services or provide a license of technology to Client.

Neither Party shall disclose any Confidential Information of the other pursuant to court order or other legal process unless (i) it is advised by its legal counsel that it is legally required to do so, (ii) it has promptly given the other notice of such order or process so the other can obtain a secrecy order or other applicable remedy, and (iii) it has used all other reasonable means to ensure the confidential treatment of such information, other than seeking a judicial order or other judicial relief.

Notwithstanding anything set forth above, however, neither Party shall have any obligations under this Section with respect to Confidential Information which fall under one or more of the following exclusions and can be shown to exist through documentary evidence: (a) was in the receiving Party's possession prior to receipt from the other; (b) was in the public domain at the time of disclosure or thereafter enters into the public domain through no breach of this Agreement by the receiving Party or is in general use in the trade without violation by the receiving Party of this Agreement, or violation by any other party of an obligation not to disclose it; (c) is disclosed to the receiving Party by someone other than the other Party to this Agreement by a party who is under no obligation not to disclose it. The provisions of this Section shall survive termination of this Agreement until such time, if ever, that such information falls under one or more of the exclusions described in this paragraph.

3. COMPENSATION: During the tern of this Agreement. DTC shall bill Client One Hundred thousand dollars ($100,000.00), to be paid in three (3) equal payments, for the services provided pursuant to Section I.A above. The first payment will be made within 5 days of the signing of this agreement. The second payment will be made 30 days thereafter, and the final payment will be made when the Business Plan is delivered to Owner. Notwithstanding the foregoing, Client shall bear the cost of all travel, room and board and related expenses ("Travel Expenses") incurred by DEC in connection with providing on-site services or related to any and all meetings between Client and DTC representatives to the extent necessary to support Client's Project development activities during the first One Hundred Twenty (120) days of the term of this Agreement. Such Travel Expenses will be reimbursed by Client to DEC within fifteen (15) days of receipt of invoice documenting such expense. Client agrees to give DTC a minimum of one (I) week notice of such requested travel, and to coordinate its requested travel schedule with DTC's other travel commitments to the greatest degree possible. Any DTC services provided to Client after the first one hundred twenty (120) days of the term of this Agreement will be provided at commercial rates in force by DTC at that time or per Exhibit A to this Agreement, and Client shall pay for such services within fifteen (15) days of the receipt of DTC's invoices. If the Project development is proceeding with a reasonable expectation of ultimate success, CJTC: may elect to perform all or a portion of its work after the 120-day initial period at no cost to the Client except for the Travel Expenses referred to above.
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4. INDEPENDENT CONTRACTOR: DTC and Client are independent contractors, and nothing in this Agreement shall be deemed to make either Party an agent or partner of the other, or to give either Party the right to bind the other in any way. Client will designate an individual to serve as DTC's primary contact for the work performed under this Agreement. DTC shall be entitled to rely on, and shall proceed according to the direction of that individual, or such other individual as Client may appoint in writing with respect to this Agreement.

5. EXCLUSIVE RELATIONSHIP AND RIGHT OF FIRST REFUSAL: During the term of this Agreement and for a period of two (2) years after termination, Client shall not enter into, negotiate, or take any other action in furtherance of entering into an agreement with any party other than DTC related to the supply of engineering and construction services and/or the license of ethanol process technology for the purpose of ethanol production. Client agrees to grant, and hereby grants to, DTC the irrevocable and exclusive right to construct the Plant for Client at the same construction cost and based on the same or equivalent technical specifications as any qualified third-party bona fide fixed-price offer received by Client for the design and: or construction of the Plant. Notwithstanding the foregoing, Client and DTC agree to continue their good faith development work and negotiations regarding the Plant.

6. TERM AND TERMINATION: This Agreement shall commence on the date first above written and shall continue until: (a) the Parties enter into a contract to design; build the project (EPC Contract); or (b) this Agreement is terminated in writing by either Party. Either Party may terminate this Agreement for any reason or, in case of material breach by the other, if such breach is not cured within thirty (30) days after receipt of the breaching Party of notice of such breach. Such termination shall become effective thirty (30) days after receipt of such written termination notice as provided for in this Section 6.

8. DISPUTE RESOLUTION: In the event of any dispute arising under or in connection with this Agreement or with the existence, validity, interpretation, breach or enforcement thereof, either before or after the termination or expiration of this Agreement, the Parties shall, upon the written request of either of them, enter into mediation of such dispute pursuant to the applicable rules of the American Arbitration Association, or such other rules or procedures as they may agree. Neither party shall file suit unless it has first complied with this provision. Nothing herein contained, however, shall be deemed to prevent either Party from seeking injunctive relief from any court of competent jurisdiction, without necessity of posting bond, in case of a breach of Section 2 above.

9. LIMITATION OF DAMAGES AND REMEDY: Client's sole remedy with respect to services performed by DTC under this Agreement is termination as provided at
Section 6 above. In no case shall DTC be liable for any damages of any kind, direct, indirect, incidental, consequential, or otherwise, with respect to any services performed by it under this Agreement, except in case of breach of
Section 2 above,

10. GENERAL TERMS:

      10.1 WAIVER: The failure of either Party to insist on strict performance of any of the provisions of this Agreement or to exercise any right it grants will not be construed as a relinquishment of any right or a waiver of any provision of this Agreement. No waiver of any provision or right shall he valid unless it is in writing and signed by a duly authorized representative making the waiver.

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      10.2 NO ASSIGNMENT: Neither Party may assign or convey this Agreement or its obligations hereunder without the other's prior written consent.

      10.3 GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the Slate of Nebraska, without regard to its choice of law rules.

      10.4 NOTICES: Notices and other communications required or allowed by this Agreement shall be in writing and sent by U.S. mail, express carrier, by hand, or by facsimile transmission as follows:

      If to DTC, to:         Delta-T Corporation.
                             323 Alexander Lee Pkwy
                             Williamsburg, Virginia. USA 23185
                             FAX: (757) 229-1705

                             Attn: Mr. Robert L. Swain, Vice President

      If to Client to:       NEDAK Ethanol, L.L.C.
                             118 East State Street
                             Atkinson, Nebraska, USA 68713
                             FAX:

                             Attn: Jerome Fagerland, President

      or such other addresses as a party may specify by proper notice. Each notice so given shall be deemed delivered, if by mail upon the third business day after mailing, if by courier, upon delivery by the courier, and otherwise upon receipt by the Party to whom notice is sent.

      10.5 SURVIVAL: The provisions of Sections 2, 5, 8. and 9 above shall survive termination or expiration of this Agreement.

      10.6 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior representations, understandings and agreements. written or oral. express or implied. The Agreement can be modified only by written agreement executed by authorized representatives of each Party.

IN WITNESS WHEREOF the Parties have executed this Agreement on the dates set forth below.

DELTA-T CORPORATION                     NEDAK ETHANOL, LLC

By:      /s/ R. L. Bibb Swain           By:     /s/ Jerome Fagerland
        ------------------------               ---------------------------------
Printed                                 Printed
Name:    R. L. Bibb Swain               Name:   Jerome Fagerland
        ------------------------               ---------------------------------

Title:   President                      Title:  President
        ------------------------               ---------------------------------

Date:    3/14/05                        Date:   3-8-05
        ------------------------               ---------------------------------

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                                    EXHIBIT A
                            COMMERCIAL SERVICE RATES
                                 DTC CORPORATION


Category of Service Provider                              Hourly Rate

Principal                                                 $235
Senior Technical Consultant                               $150
Project Manager                                           $130
Engineering Manager                                       $130
Senior Process Engineer                                   $110
Senior Mechanical Engineer                                $110
Senior I & C Engineer                                     $110
Process Engineer                                          $ 80
Mechanical Engineer                                       $ 80
I & C Engineer                                            $ 80
Designer/Draftsman                                        $ 60
Project Engineer                                          $ 80
Cost & Scheduling Engineer                                $ 80
Project Documentation Control                             $ 60

                                                                February 2005





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